UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 16, 2026
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Suite 1500, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On June 16, 2026, the Company held its 2026 Annual Meeting of Shareholders (the "Annual Meeting"), at which a quorum was present.

As described in detail in the Company's proxy statement dated April 30, 2026 (the "Proxy Statement"), the shareholders were asked to consider and vote upon the following proposals:

1) To elect each of the 7 director nominees identified in the Proxy Statement to the Citizens, Inc. Board of Directors;

2) To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2026;

3) To approve, on a non-binding advisory basis, executive compensation (“Say-On-Pay”); and

4) To approve the Company's amended and restated Omnibus Incentive Plan.

The voting results were as follows:

Proposal 1 – Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Peter M. Carlson	8,835,113	18,809	33,911	1,638,768
Christopher W. Claus	8,752,863	100,318	34,651	1,638,768
Cynthia H. Davis	8,727,837	124,061	35,935	1,638,768
Michael Harwood	8,842,962	7,989	36,881	1,638,768
Sean McLaughlin	8,849,135	6,648	32,049	1,638,768
Jon Stenberg	8,766,788	49,695	71,349	1,638,768
Mary Taylor	8,738,930	115,266	33,637	1,638,768

Proposal 2 – Ratification of the Appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm for 2026

For:	10,492,944	99.7%
Against:	1,005	<1%
Abstain:	32,651	<1%
Broker Non-Votes:	N/A	N/A

Proposal 3 – Approval, on a non-binding advisory basis, of Executive Compensation ("Say-on-Pay")

For:	8,766,665	99%
Against:	83,841	<1%
Abstain:	37,327	<1%
Broker Non-Votes:	1,638,768	N/A

Proposal 4 – Approval of Amended and Restated Omnibus Incentive Plan

For:	8,700,635	98%
Against:	94,580	1%
Abstain:	92,618	1%
Broker Non-Votes:	1,638,768	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Sheryl Kinlaw
Chief Legal Officer
Date: June 18, 2026